UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 19, 2011

DELTA ENTERTAINMENT GROUP, INC,

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-165719	27-1059780
(Commission File Number)	(IRS Employer Identification No.)

1200 Stirling Road Suite 11A & B Dania, Florida 33004

(Address of Principal Executive Offices)

(Former Address or Principal Executive Offices

305-992-1475

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 19, 2011 Marshall Freeman, tendered his resignation as the Company’s president, chief financial officer, secretary and director.  There were no disagreements between Mr. Freeman and the Company regarding its operations or procedures.  A copy of this Form 8-k has been provided to Mr. Freeman.

Concurrent with the resignation of Mr. Freeman, the Board of Directors appointed Leonard Tucker to the Board of Directors.  Mr. Tucker will also serve as the Company’s president, Secretary, Treasurer and chief financial officer.

Mr. Tucker, age 51, currently resides in Boca Raton, Florida.  His principal business activities for the past ten years have been to co-manage his family’s investment accounts and serve as the co-trustee of the Tucker Family Spendthrift Trust, a trust whose primary focus has been securities investment.  Mr. Tucker has also been instrumental in identifying potential business acquisitions for public entities such as World Mortgage Exchange Group, Inc. and Apollo Capital Group, Inc.

Over the past ten years Mr. Tucker has assisted with the organization of several privately held companies, which later filed registration statements with the Securities and Exchange Commission.  These companies include:

World Mortgage Exchange Group, Inc.

Delta Entertainment Group, Inc.

Beta Music Group, Inc.

Apollo Capital Group, Inc.

Alpha Music Mfg Corp.

Mr. Tucker has also served in various capacities with the following privately held companies:

From April 2007 through September 2009, Mr. Tucker served as an officer and director of Montana Tucker Corp., a Florida based entity, engaged in the financing, development and management of his daughter Montana Tucker’s recording career.

From December 2009 through September 2010, Mr. Tucker served as an officer and director of Mon T Corp., a Florida based entity, engaged in the financing, development and management of his daughter Montana Tucker’s recording career.

Since March 2011, Mr. Tucker has served as an officer and director of Shaymon Ventures Corp., a Florida based entity, recently formed as an investment vehicle for family investments.

From September 1996 through September 2010, Mr. Tucker served as an officer and director of Blue Lake Capital Corp., a Florida based entity, engaged in securities investment.

From September 1998 through September 2005 Mr. Tucker served as an officer and director of The Yankee Companies, Inc., a Florida based entity, engaged in securities investment and consulting.

From May 2001 through September 2005, Mr. Tucker served as an officer and director of The Yankee Companies, LLC, a Florida based entity engaged in securities investment and consulting.

From June 2004 through September 2005, Mr. Tucker served as an officer and director of Carrington Capital, LLC, a Florida based company, engaged in securities investment and consulting.

From December 1995 through September 2005, Mr. Tucker served as an officer and director of Carrington Capital Corp., a Florida based entity, engaged in securities investment and consulting.

Compensation:

Mr. Tucker has entered into an employment agreement which provides in part for a monthly salary of $3,000.

In consideration for serving on our Board of Directors, Mr. Tucker will receive 5,000 shares of our common Stock per month. Additionally, Mr. Tucker may receive 2,500 shares of common stock per month for serving as chairman of any of our boards or 1,250 shares of common stock for serving on a committee of our Board of Directors.

In consideration for serving as an Officer, Mr. Tucker will receive 5,000 shares of our common stock per month.

Item 9.01   Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Leonard Tucker

Exhibit 10.2	Director Agreement between the Company and Leonard Tucker

Exhibit 10.3	Officer Agreement between the Company and Leonard Tucker

Exhibit 17.1	Freeman resignation dated 4-19-2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2011
Delta Entertainment Group, Inc.
	By:	/s/ Leonard Tucker
Leonard Tucker, CEO